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                                                                      Exhibit 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 2-82667, 2-86993, 2-97607, 33-8812, 33-8813,
33-15523, 33-15787, 33-28428, 33-33750, 33-54069, 333-43563, 333-47019,
333-71553, 333-80403, 333-88257, 333-48906, 333-62820, 333-102140, 333-104420,
333-104421, and 333-105032) of Baxter International Inc. of our report dated June 18, 2003 relating to the financial statements of Baxter International Inc. and Subsidiaries Incentive Investment Plan, which appears in this Form 11-K.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Chicago, Illinois
June 23, 2003